CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form N-6 of our report dated April 28, 2025, relating to the financial statements of Athene Variable Life Account A appearing in the Supplement dated May 13, 2025 to the Statement of Additional Information, and to the references to us under the heading "Independent Registered Public Accounting Firm", which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
May 13, 2025